                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-Q  File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                            (Thousands of Dollars)

                                                                                                       Twelve Months Ended
                                                                                                  ----------------------------
Line                                                                                               June 30,       December 31,
 No.                                                                                                 1999            1998
----                                                                                              ----------      ------------
  1  Net income/(loss) before extraordinary items                                                 $  642,306        $  594,206
                                                                                                  ----------        ----------

  2  Net provisions for income taxes and investment tax credits deferred
  3   charged to-
  4      Operations                                                                               $  361,980        $  355,667
  5      Other income                                                                                (17,129)           (4,741)
                                                                                                  ----------        ----------
  6                                                                                               $  344,851        $  350,926
                                                                                                  ----------        ----------
  7  Fixed charges-
  8    Interest on debt                                                                           $  501,746        $  450,226
  9    Estimated interest component of nuclear fuel and
 10     other lease payments, rentals and other interest                                              68,088            74,568
 11    Amortization of debt discount, premium and expense                                              9,663            10,369
 12    Company-obligated mandatorily redeemable preferred securities
 13     dividend requirements of subsidiary trusts holding solely the
 14     Company's subordinated debt securities                                                        29,710            29,710
                                                                                                  ----------        ----------
 15                                                                                               $  609,207        $  564,873
                                                                                                  ----------        ----------
 16  Preferred and preference stock dividend requirements-
 17    Provisions for preferred and preference stock dividends                                    $   46,215        $   56,884
 18    Taxes on income required to meet provisions for
 19     preferred and preference stock dividends                                                      30,249            37,232
                                                                                                  ----------        ----------
 20                                                                                               $   76,464        $   94,116
                                                                                                  ----------        ----------
 21  Fixed charges and preferred and preference stock
 22   dividend requirements                                                                       $  685,671        $  658,989
                                                                                                  ----------        ----------
 23  Earned for fixed charges and preferred and preference stock
 24   dividend requirements                                                                       $1,596,364        $1,510,005
                                                                                                  ----------        ----------
 25  Ratios of earnings to fixed charges (line 24 divided by line 15)                                   2.62              2.67
                                                                                                        ====              ====
 26  Ratios of earnings to fixed charges and preferred and preference
 27   stock dividend requirements (line 24 divided by line 22)                                          2.33              2.29
                                                                                                        ====              ====